                                                                    Exhibit 99.1


FOR RELEASE: Immediately

Contact:
Richard K. Arter             Investor Relations              941-362-1200
Richard J. Dobbyn            Chief Financial Officer         941-362-1200

         SUN HYDRAULICS CORPORATION REPORTS SECOND QUARTER EPS OF $0.12
                            VERSUS FORECAST OF $0.07

SARASOTA, FLA, AUGUST 7, 2002 - Sun Hydraulics Corporation (NASDAQ: SNHY) today announced that net sales for the quarter ended June 29, 2002, were $17.4 million, an increase of $1.8 million, or 11.5%, from the previous quarter, and essentially the same as the net sales for the quarter ended June 30, 2001. Net income for the quarter ended June 29, 2002, was $0.8 million, or 4.4% of net sales, compared to $0.4 million, or 2.5% of net sales for the same quarter last year and $0.1 million, or 1.0%, of net sales for the previous quarter. Both basic and diluted earnings per share for the quarter ended June 29, 2002, were $0.12 compared to $0.07 for the quarter ended June 30, 2001.

                                   Net Income

The increase in net income from the previous quarter and the same quarter last year was a result of improved productivity in the United States operations and transaction based exchange gains in Germany and Korea. "As local currencies strengthen against the U.S. dollar, Sun's products become more competitive in our expanding international markets," commented Allen Carlson, Sun Hydraulics president.

Customer Demand

Orders for the three months ended June 29, 2002, were $18.2 million. This was a $1.7 million, or 10.3%, increase over the three months ended June 30, 2001, and a $1.5 million, or 9.1%, increase compared to the previous quarter. The 9.1% increase from the previous quarter was comprised of a 7.7% increase in domestic orders and an 11.4% increase in international orders.

Historically, the Company's order trends have tracked the manufacturing capacity utilization index in the United States. This percentage increased in March 2002 for the first time in approximately two years and has continued to slowly increase each month through June.

"Order rates in June and July have slowed from the increases experienced since the beginning of the year," said Carlson. "It is not clear whether the recent slowdown in orders is related to a normal summer manufacturing slowdown or a slower than anticipated recovery of the manufacturing sector."

                                     Outlook

Based on recent order rates, the third quarter net sales forecast is $16.0 million. The Company predicts this level of sales will result in net income per share for the third quarter ending September 28, 2002, of between $0.06 and $0.08 per share.

"Most key manufacturing economic indicators remain positive and an early fall upturn in customer demand is necessary in order to meet our forecasted earnings per share of $0.40 for the year. Distributor inventories are at historically low levels and Sun has demonstrated the ability to react to increases in customer demand by rapidly turning orders into shipments," stated Carlson.


Other Highlights

The $2.2 million expansion of the Company's plant in the United Kingdom is substantially complete. Internal moves of equipment and furnishings are in process and the project is planned to be complete by the end of August. This investment will double the manufacturing space and improve productivity, and is key to the growth of the Company in Europe.


Sun Hydraulics Corporation will broadcast its second quarter conference call with analysts live over the Internet at 2:30 P.M. E.S.T. today, August 7, 2002. To listen, go to http://investor.sunhydraulics.com/medialist.cfm.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.

FORWARD-LOOKING INFORMATION

        CERTAIN ORAL STATEMENTS MADE BY MANAGEMENT FROM TIME TO TIME AND CERTAIN STATEMENTS CONTAINED HEREIN THAT ARE NOT HISTORICAL FACTS ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 AND, BECAUSE SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS, INCLUDING THOSE IN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ARE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS, ESTIMATES OR PROJECTIONS OF THE COMPANY, ITS DIRECTORS OR ITS OFFICERS ABOUT THE COMPANY AND THE INDUSTRY IN WHICH IT OPERATES, AND ASSUMPTIONS MADE BY MANAGEMENT, AND INCLUDE AMONG OTHER ITEMS, (I) THE COMPANY'S STRATEGIES REGARDING GROWTH, INCLUDING ITS INTENTION TO DEVELOP NEW PRODUCTS; (II) THE COMPANY'S FINANCING PLANS; (III) TRENDS AFFECTING THE COMPANY'S FINANCIAL CONDITION OR RESULTS OF OPERATIONS; (IV) THE COMPANY'S ABILITY TO CONTINUE TO CONTROL COSTS AND TO MEET ITS LIQUIDITY AND OTHER FINANCING NEEDS; (V) THE DECLARATION AND PAYMENT OF DIVIDENDS; AND (VI) THE COMPANY'S ABILITY TO RESPOND TO CHANGES IN CUSTOMER DEMAND DOMESTICALLY AND INTERNATIONALLY, INCLUDING AS A RESULT OF STANDARDIZATION. ALTHOUGH THE COMPANY BELIEVES THAT ITS EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS, IT CAN GIVE NO ASSURANCE THAT THE ANTICIPATED RESULTS WILL OCCUR.

         IMPORTANT FACTORS THAT COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHER ITEMS, (I) THE ECONOMIC CYCLICALITY OF THE CAPITAL GOODS INDUSTRY IN GENERAL AND THE HYDRAULIC VALVE AND MANIFOLD INDUSTRY IN PARTICULAR, WHICH DIRECTLY AFFECT CUSTOMER ORDERS, LEAD TIMES AND SALES VOLUME; (II) CONDITIONS IN THE CAPITAL MARKETS, INCLUDING THE INTEREST RATE ENVIRONMENT AND THE AVAILABILITY OF CAPITAL; (III) CHANGES IN THE COMPETITIVE MARKETPLACE THAT COULD AFFECT THE COMPANY'S REVENUE AND/OR COST BASES, SUCH AS INCREASED COMPETITION, LACK OF QUALIFIED ENGINEERING, MARKETING, MANAGEMENT OR OTHER PERSONNEL, AND INCREASED LABOR AND RAW MATERIALS COSTS; (IV) CHANGES IN TECHNOLOGY OR CUSTOMER


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REQUIREMENTS, SUCH AS STANDARDIZATION OF THE CAVITY INTO WHICH SCREW-IN
CARTRIDGE VALVES MUST FIT, WHICH COULD RENDER THE COMPANY'S PRODUCTS OR TECHNOLOGIES NONCOMPETITIVE OR OBSOLETE; (V) NEW PRODUCT INTRODUCTIONS, PRODUCT SALES MIX AND THE GEOGRAPHIC MIX OF SALES NATIONALLY AND INTERNATIONALLY; AND
(VI) CHANGES RELATING TO THE COMPANY'S INTERNATIONAL SALES, INCLUDING CHANGES IN REGULATORY REQUIREMENTS OR TARIFFS, TRADE OR CURRENCY RESTRICTIONS, FLUCTUATIONS IN EXCHANGE RATES, AND TAX AND COLLECTION ISSUES. FURTHER INFORMATION RELATING TO FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE ANTICIPATED IS INCLUDED BUT NOT LIMITED TO INFORMATION UNDER THE HEADING "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" IN THE COMPANY'S FORM 10-Q FOR THE QUARTER ENDED JUNE 29, 2002, AND UNDER THE HEADING "BUSINESS" AND PARTICULARLY UNDER THE SUBHEADING, "BUSINESS RISK FACTORS" IN THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 29, 2001. THE COMPANY DISCLAIMS ANY INTENTION OR OBLIGATION TO UPDATE OR REVISE FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.







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Sun Hydraulics Corporation
Consolidated Balance Sheets
(in thousands)




                                                                 June 29, 2002    December 29, 2001
                                                                 -------------    -----------------
                                                                  (unaudited)
Assets
Current assets:
       Cash and cash equivalents                                    $ 3,473            $ 3,611
       Accounts receivable, net of allowance for
         doubtful accounts of $185 and $195                           6,717              4,755
       Inventories                                                    7,211              7,238
       Taxes receivable                                                  --                668
       Other current assets                                             797                985
                                                                    -------            -------
       Total current assets                                          18,198             17,257

Property, plant and equipment, net                                   44,091             43,555
Other assets                                                            987                938
                                                                    -------            -------

       Total assets                                                 $63,276            $61,750
                                                                    =======            =======

Liabilities and Shareholders' Equity
Current liabilities:
       Accounts payable                                             $ 1,946            $ 1,323
       Accrued expenses and other liabilities                         1,754              1,494
       Long-term debt due within one year                             1,384              1,405
       Dividends payable                                                257                257
       Taxes payable                                                    477                 --
                                                                    -------            -------
       Total current liabilities                                      5,818              4,479

Long-term debt due after one year                                     8,831              9,258
Deferred income taxes                                                 3,849              3,848
Other noncurrent liabilities                                            402                427
                                                                    -------            -------
       Total liabilities                                             18,900             18,012

Redeemable Common Stock (See Note Below)                              2,250                 --

Shareholders' equity:
       Preferred stock, 2,000,000 shares authorized,                     --                 --
          par value $0.001, no shares outstanding
       Common stock, 20,000,000 shares authorized,                        6                  6
          par value $0.001, 6,426,387 shares outstanding
       Capital in excess of par value                                22,440             24,502
       Retained earnings                                             19,389             19,001
       Accumulated other comprehensive income                           291                229
                                                                    -------            -------
       Total shareholders' equity                                    42,126             43,738

       Total liabilities and shareholders' equity                   $63,276            $61,750
                                                                    =======            =======


Note: On June 22, 2002, the Company entered into a standby Stock Repurchase Agreement with the Koski Family Limited Partnership. Under the Agreement, the Company agrees to purchase up to $2,250 worth of Sun common stock from the Koski Partnership at its request any time during the next two years. The repurchase would be at a per share price of either (i) $7.00 per share, or (ii) 15% less than the average closing price per share of the common stock for the 15 full trading days immediately preceding the closing date, whichever is lower.

At June 29, 2002, the average closing price of Sun's common stock for the previous 15 full trading days was $8.06 per share. A 15% discount from this price would result in a repurchase per share price of $6.85. At this price, Sun would repurchase 328 shares from the Koski Partnership for $2,250 in cash, if requested to do so.



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Sun Hydraulics Corporation
Consolidated Statements of Operations
(in thousands, except per share data)



                                                                      Three months ended
                                                             ----------------------------------------
                                                             June 29, 2002              June 30, 2001
                                                             -------------              -------------
                                                              (unaudited)                (unaudited)
Net sales                                                      $ 17,413                    $ 17,533

Cost of sales                                                    12,887                      13,316
                                                               --------                    --------

Gross profit                                                      4,526                       4,217

Selling, engineering and
 administrative expenses                                          3,142                       3,375
                                                               --------                    --------

Operating income                                                  1,384                         842

Interest expense                                                    136                         259
Miscellaneous expense                                                60                         (38)
                                                               --------                    --------

Income before income taxes                                        1,188                         621

Income tax provision                                                414                         191
                                                               --------                    --------

Net income                                                     $    774                    $    430
                                                               ========                    ========

Basic net income per common share                              $   0.12                    $   0.07

Weighted average basic shares outstanding                         6,429                       6,385

Diluted net income per common share                            $   0.12                    $   0.07

Weighted average diluted shares outstanding                       6,573                       6,540





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Sun Hydraulics Corporation
Consolidated Statements of Operations
(in thousands, except per share data)


                                                                   Six months ended
                                                       ------------------------------------
                                                       June 29, 2002          June 30, 2001
                                                       -------------          -------------
                                                        (unaudited)            (unaudited)
Net sales                                                 $ 33,026               $ 36,504

Cost of sales                                               24,807                 26,957
                                                          --------               --------

Gross profit                                                 8,219                  9,547

Selling, engineering and
 administrative expenses                                     6,451                  6,832
                                                          --------               --------

Operating income                                             1,768                  2,715

Interest expense                                               302                    536
Miscellaneous expense                                           77                    (28)
                                                          --------               --------

Income before income taxes                                   1,389                  2,207

Income tax provision                                           487                    744
                                                          --------               --------

Net income                                                $    902               $  1,463
                                                          ========               ========

Basic net income per common share                         $   0.14               $   0.23

Weighted average basic shares outstanding                    6,429                  6,385

Diluted net income per common share                       $   0.14               $   0.22

Weighted average diluted shares outstanding                  6,570                  6,539











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